# LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the undersigned hereby constitutes and appoints Victoria V. Lazar and Eric R. Waller, and each of them severally, the undersigned's true and lawful attorneys and agents, with power to act with or without the other, to execute and file with the Securities and Exchange Commission, on behalf of the undersigned, a Form ID – Uniform Application for Access Codes To File On Edgar, any forms required to be filed by the undersigned pursuant to Rule 144 under the Securities Act of 1933 or pursuant to regulations under Section 16 of the Securities Exchange Act of 1934 in connection with transactions engaged in or to be engaged in by the undersigned in securities of Trane Technologies Public Limited Company, a company formed in Ireland, and any and all amendments to such forms, and any and all instruments or documents filed as a part of or in connection with such forms and amendments; and the undersigned hereby ratifies and confirms all that said attorneys and agents and each of them shall do or cause to be done by virtue hereof. This Limited Power of Attorney shall remain in effect until revoked or modified.

IN WITNESS WHEREOF the undersigned has subscribed these presents this 4th day of December 2025.

Elizabeth A. Elwell

Elizabeth A. Elwell

STATE OF NORTH CAROLINA
COUNTY OF MECKLENBURG

On this the 4th day of December 2025 before me, the undersigned, personally appeared Elizabeth A. Elwell, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

PEPPER F. TRIPLET NOTARY MY COMMISSION EXPIRES 9/25/2027 PUBLIC IREDELL COUNTY, N.C.

Pepper F. Triplet

Notary Public
My Commission Expires: 9/25/2027